ValueSetters

Investor Update

August 6th, 2019

Forward-Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of ValueSetters' management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause ValueSetters' actual results to differ materially from those described in the forward-looking statements can be found in ValueSetters' Annual Report on Form 10-K for the year ended April 30, 2019, which has been filed with the Securities and Exchange Commission and is available on ValueSetters' website (https://valuesetters.com/sec-filings) and on the Securities and Exchange Commission's website (www.sec.gov). ValueSetters does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Who We Are

ValueSetters is a Boutique Advisory Firm

We work with companies at all stages to provide assistance with:

1) Raising capital through private market portals
2) Strategic advice
3) Technology consulting

Business Model

Fee-Based Revenue Model Plus Equity Stakes

- Charge fixed fees for services provided
- Take equity stakes in select technology start-ups, including:

Success

Significant Milestones Achieved in Fiscal 2019

- Grew revenues by 812% to more than $1 million
- Generated an operating profit and positive cash flow
- Achieved gross margin of 98%
- Recognized value of one of our equity investments
- Expanded our consulting practice

Income Statement Review

FY 2019 Income Statement Showed Significant Improvement

- 812% increase in revenues to $1,013,612
- 19 point improvement in gross margin
- 72% reduction in interest expense
- 345% improvement in net income to $582,880

Balance Sheet and Liquidity Review

FY 2019 Balance Sheet and Liquidity Position Improved

- Increased operating cash flow by $80,000+
- Improved working capital by $20,116
- Reduced stockholder deficit by 42%
- Continued to reduce debt

Equity Investment Revaluation

Recognition of Equity Investment Value Began in 2019

- Recognized partial value of Netcapital investment
- Value of other equity stakes not yet recognized on our balance sheet
- Select list of equity stakes includes: KingsCrowd, Zelgor, Rivetz and Emogi

Consulting Practice Expansion

Expanded Consulting Practice Beyond Private Capital Markets

- Launch of Logistics Technology and Economic Development verticals open new market opportunities

- Example: Burton Property Group project

ValueSetters Pipeline Drivers

- Established track record driving referrals
- Potential clients taking notice of VSTR's digital marketing and investor outreach success
- Reciprocal referral agreements with Netcapital in place
- Existing clients providing referrals to new customers
- Proactive outreach to potential clients

Team

Experienced Team of Female Executives



Cecilia Lenk, Ph.D. CEO
Ph.D., Harvard
Angel Investor, Launchpad Venture Group



Coreen Kraysler, CFA CFO
S.M., MIT Sloan
Former Morningstar 5-star Rated Portfolio Manager



Kathy Kraysler, CMO
M.B.A., Yale
Former Director of Audience Analytics at MIT

Share Information

No Convertible Securities Outstanding

- 230,546,930 shares in float
- 755,331,712 shares outstanding
- 900,000,000 shares authorized
- No preferred shares

Summary

- Significant progress made regarding revenues, earnings, balance sheet and liquidity
- Recognition of equity investment value has begun
- Expansion of consulting practice opens new markets
- Established track record leading to increased referrals

Coreen Kraysler, CFA
ckraysler@valuesetters.com
781-925-1700

ValueSetters